UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 25, 2016

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. Third Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 503-0153

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2016, New Jersey Mining Company (the “Company”) entered into a binding letter of intent (“Letter of Intent”) with Timberline Resources Corporation (“Timberline”) to acquire Timberline’s 50-percent interest in Butte Highlands JV, LLC by January 31, 2016.

Butte Highlands JV, LLC owns the high-grade underground Butte Highlands Gold Project, located 15 miles south of Butte, Montana. Timberline and Highland Mining, LLC, an Idaho limited liability company, each own 50% of Butte Highlands JV, LLC.

Pursuant to the Letter of Intent, Timberline’s interest will be transferred to the Company upon payment of $225,000, and the issuance of 3,000,000 restricted shares of the Company’s Common Stock.  A cash down payment of $50,000 was made upon signing the Letter of Intent.  The down payment and the remaining $175,000 payment is expected to be paid from a note extended to the Company by John Swallow, the Company’s President, at a rate of 5% per annum (the “Note”), the terms of which have not yet been finalized.

Item 2.03 Creation of a Direct Financial Obligation.

Pursuant to the Note, the Company has agreed to repay John Swallow the unpaid principal amount of advances made under the Note together with accrued interest thereon.

Item 7.01 Regulation FD Disclosure.

On January 26, 2016, the Company issued a press release entitled “New Jersey Mining Company Signs Binding Letter of Intent to Purchase 50-Percent Interest in Butte Highlands Gold Project.”  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Current Report on Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
99.1

Press Release, dated January 26, 2016, entitled “New Jersey Mining Company Signs Binding Letter of Intent to Purchase 50-Percent Interest in Butte Highlands Gold Project.”*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ Delbert Steiner

Delbert Steiner,

its: Chief Executive Officer

Date: January 28, 2016